UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: January 9, 2015

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective on January 9, 2015, CafePress Inc., (the “Company”) entered into a Transition Agreement and Release (the “Transition Agreement”) and a Consulting Agreement with Sumant Sridharan in connection with the transition plan previously disclosed by the Company in an 8-K filed on November 7, 2014, whereby Mr. Sridharan will cease to serve as President of CafePress.com effective as of January 9, 2015.

Pursuant to the terms of the Transition Agreement, effective as of the close of business on January 9, 2015 (the “Transition Date”), Mr. Sridharan will cease to be an employee of the Company, and he will instead serve as a consultant in accordance with the terms of the Consulting Agreement. In connection with this transition and as consideration for Mr. Sridharan entering into the Transition Agreement, the Company will pay Mr. Sridharan a retention bonus of $75,000, less applicable tax withholdings, to be paid within ten (10) business days of the Transition Date, subject to Mr. Sridharan’s continued service as an employee of the Company through the Transition Date. Additionally, the Transition Agreement provides that any restricted stock units and stock options held by Mr. Sridharan will continue to vest in accordance with their existing vesting schedules during the first six months of the term of the Consulting Agreement, subject to the terms thereof, and will not be subject to accelerated vesting in any event. The Transition Agreement also provides, among other things, for the termination of any bonus arrangements to which Mr. Sridharan may be entitled, a release of claims by Mr. Sridharan, and non-disparagement and non-solicitation provisions.

Pursuant to the terms of the Consulting Agreement, effective January 12, 2015, Mr. Sridharan will provide consulting services to the Company for up to 30 hours per week through June 30, 2015 at a rate of $18,000 per month. During this time, Mr. Sridharan is required to seek full-time employment in good faith. The consulting services may be extended beyond June 30, 2015 under certain circumstances, in which case Mr. Sridharan would receive $14,000 per month, but in no event may the services be extended past September 30, 2015. The Consulting Agreement also provides that the Company will pay COBRA premiums for Mr. Sridharan through June 30, 2015.

The foregoing is a summary of each of the Transition Agreement and the Consulting Agreement only, and is qualified in its entirety by reference to the terms of the actual agreements which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement and Release with Sumant Sridharan dated January 9, 2015.

10.2	Consulting Agreement with Sumant Sridharan dated January 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2015	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson Chief Financial Officer

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